EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                      OF
                       ZURICH AMERICAN FINANCIAL GROUP S.A.

The undersigned proposes to form a corporation under the laws of the State of Nevada, relating to private corporations, and to that end hereby adopts articles of incorporation as follows:

                                  ARTICLE ONE
                                     NAME

The name of the corporation is Zurich American Financial Group S.A.

                                  ARTICLE TWO
                                    LOCATION

The registered office of this corporation is at 200 N. Stewart Street, The Presidential Suite, Carson City, NV 89701. The resident agent is Carson Registered Agents, Inc.

                                  ARTICLE THREE
                                     PURPOSES

This corporation is authorized to carry on any lawful business or enterprise.

                                   ARTICLE FOUR
                                   CAPITAL STOCK

The amount of the total authorized capital stock of this corporation is 25,000 shares each without par value.

                                   ARTICLE FIVE
                                     DIRECTORS

The initial governing board of this corporation shall be styled directors and shall have one member. The name and address of the member of the first board of directors are:

                                    Mark James
                             200 North Stewart Street
                              Carson City, NV  89701

                                    ARTICLE SIX
                           ELIMINATING PERSONAL LIABILITY

Officers and directors shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as an officer or director. This provision does not eliminate or limit the liability of an officer or director for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law or the payment of distributions in violation of NRS 78.300.

                                   ARTICLE SEVEN
                                   INCORPORATORS

The name and address of the incorporator is: Mark L. James, 200 N. Stewart Street, The Presidential Suite, Carson City, Nevada 89701

                                  ARTICLE EIGHT
                               PERIOD OF EXISTENCE

The period of existence of this corporation shall be perpetual.

                                   ARTICLE NINE
                      AMENDMENT OF ARTICLES OF INCORPORATION

The articles of incorporation of the corporation may be amended from time to time by a majority vote of all shareholders voting by written ballot in person or by proxy held at any general or special meeting of shareholders upon lawful notice.

                                   ARTICLE TEN
                                 VOTING OF SHARES

In any election participated in by the shareholders, each shareholder shall have one vote for each share of stock he owns, either in person or by proxy as provided by law. Cumulative voting shall not prevail in any election by the shareholders of this corporation.

IN WITNESS WHEREOF the undersigned, Mark L. James, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file and record these articles, and certifies that the facts herein stated are true; and I have accordingly hereunto set my hand this day August 9, 1999.

INCORPORATOR:


/s/ Mark L. James


STATE OF NEVADA
COUNTY OF CARSON CITY

On August 9, 1999, Mark L. James personally appeared before me, a notary public, and executed the above instrument.

/s/ Kimberly J.
SIGNATURE OF NOTARY

                          CERTIFICATE OF ACCEPTANCE
                      OF APPOINTMENT BY RESIDENT AGENT

Mark L. James, hereby certifies that on August 9, 1999, he, on behalf of Carson Registered Agents, Inc. accepted appointment as Resident Agent for the above named corporation in accordance with Sec. 78.090,NRS 1957.

IN WITNESS WHEREOF, I have hereunto set my hand this August 9, 1999.

                                    /s/ Mark L. James
                                    Mark L. James